Exhibit 10.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY MAKER OF AN OPINION OF COUNSEL SATISFACTORY TO MAKER IN FORM AND SUBSTANCE THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT, AND IN COMPLIANCE WITH THE PROVISIONS OF THIS CONVERTIBLE PROMISSORY NOTE.

CONVERTIBLE PROMISSORY NOTE

Up to U.S.$8,000,000.00	July 31, 2018 Miami, FL

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, ERBA Diagnostics, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Erba Diagnostics Mannheim GmbH, a company organized under the laws of Germany which is the majority stockholder of Maker (“Holder”), the principal sum of Eight Million United States dollars (U.S.$8,000,000.00) or so much thereof as may be loaned by Holder to Maker (the “Principal”), plus interest (the “Interest”) on the Principal from time to time remaining unpaid, calculated at the simple rate of three and one-half percent (3.5%) per annum, and payable as hereinafter set forth. Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

The Principal hereunder is composed of (a) Two Million Six Hundred Forty-Eight Thousand Eight Hundred Ninety-Nine United States dollars (U.S. $2,648,899.00) which represents the aggregate outstanding principal balance and unpaid accrued interest of those certain Promissory Notes set forth on Exhibit A attached hereto, made by Maker in favor of Holder (collectively, the “Existing Notes”), (b) Four Million Nine Thousand Five Hundred Fifty-Four United States dollars and Thirty-Nine cents (U.S.$4,009,554.39) which represents the aggregate funds made available to repay the outstanding principal balance and unpaid accrued interest of that certain Promissory Note, executed on August 10, 2017, made by Maker in favor of Citibank, N.A., in the maximum principal amount of five million United States dollars (U.S.$5,000,000) and (c) One Million Three Hundred Forty-One Thousand Five Hundred Forty-Six United States dollars and Sixty-One cents (U.S.$1,341,546.61) which represents the aggregate funds made available for working capital and general corporate purposes. This Note amends, restates and modifies, but does not satisfy or act as a novation of, the obligations of Maker under or in connection with the Existing Notes.

1.     Advances. From time to time, prior to the Maturity Date (as defined below), Holder may make advances to Maker, which Maker shall pay and may reborrow, so long as the aggregate amount of advances outstanding at any one time shall not exceed Eight Million United States dollars (U.S.$8,000,000.00).

2.     Security. This Note is a general unsecured obligation of Maker.

3.     Conversion. This Note will be convertible into Common Stock upon and subject to the following terms.

3.1     Definitions.

(a)     “Common Stock” means Maker’s common stock, par value $0.01 per share.

(b)     “Current” means that (i) Maker has become current with its reporting obligations under the Exchange Act, including, among other things, that Maker has filed all of its annual and quarterly reports and other required periodic reports not yet filed with the SEC, (ii) thereafter Maker continues to file its annual and quarterly reports and other required periodic reports by the respective deadlines for reporting under the Exchange Act and (iii) Maker is deemed current for purposes of Rule 144 promulgated under the Securities Act and the requirements of a registration statement on Form S-8.

(c)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)     “Maximum Shares of Common Stock” means forty-eight million seven hundred fifty-two thousand six hundred seventy-five (48,752,675) shares of Common Stock.

(e)     “SEC” means the Securities and Exchange Commission.

(f)     “Securities Act” means the Securities Act of 1933, as amended.

3.2     Conditions Precedent to Conversion. Holder shall not be entitled to exercise its right to convert this Note as set forth in Section 3.3 unless and until: (a) Maker has become Current, (b) a period of forty-five (45) calendar days has elapsed since the date Maker became Current, (c) Maker has continued to be Current since the date Maker became Current and (d) Maker is Current when Holder exercises its right to convert this Note.

3.3     Conversion. Subject to the satisfaction of the conditions precedent set forth in Section 3.2, Holder may elect to convert this Note, in whole or in part, into the number of shares of Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (a) the unpaid Principal and accrued and unpaid Interest thereon on the Closing Date (as defined below) by (b) the average closing price of a share of Common Stock, as reported by the primary national stock exchange or interdealer quotation system on which the Common Stock is traded (such average calculated based upon the fifteen (15) calendar days prior to the Exercise Date (as defined below)). Notwithstanding the foregoing, in no event shall the number of shares of Common Stock issued as a result of conversion of this Note exceed the Maximum Shares of Common Stock. To convert this Note into Common Stock, Holder shall deliver to Maker written notice of Holder’s election to exercise its right to convert this Note (the date on which the Holder delivers to Maker such written notice, the “Exercise Date”), in whole or in part, at least six (6) business days, but not more than thirty (30) calendar days, prior to the desired date of conversion (the “Closing Date”). The Closing Date shall be a date that is not a Saturday, Sunday or other legal holiday on which banks in the State of Florida are closed.

3.4     Mechanics of Conversion. On or prior to the Closing Date, Holder shall surrender this Note for conversion at the principal office of Maker. On or prior to the Closing Date, Holder shall execute customary documentation in connection with the conversion of this Note and the issuance of Common Stock, as may be reasonably requested by Maker. On or promptly after the Closing Date, Maker, at its expense, will cause to be issued in the name of and delivered to Holder a certificate for the number of shares of Common Stock to which Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for Maker, and as set forth below in this Note), and, if applicable, a promissory note in a principal amount equal to the balance of the Principal not converted on the Closing Date (the “Balance Note”). Such conversion shall be deemed to have been made immediately prior to the close of business on the Closing Date, regardless of whether this Note has been surrendered on the Closing Date, provided that, if Holder has not surrendered this Note, then Maker shall not be required to issue a certificate for shares of Common Stock or, if applicable, the Balance Note. No fractional shares will be issued on conversion of this Note. If upon any conversion of this Note a fraction of a share results, then Maker will pay the cash value of the fractional share.

4.	Payments.

4.1     Generally. Unless converted as provided in Section 3, Maker shall pay to Holder the entire unpaid Principal and any and all accrued and unpaid Interest thereon on July 30, 2021 (the “Maturity Date”). Payments to Holder under this Note shall be made to Holder at the principal headquarters of Holder, or at such other place as Holder may from time to time designate to Maker in writing (including, without limitation, by wire transfer to an account designated by Holder). All payments hereunder shall be made in immediately available funds of lawful money of the United States of America.

4.2     Permitted Pre-Payments. Except as set forth in Section 4.3, this Note may be prepaid in whole or in part without penalty. Prepayments shall first be applied against accrued and unpaid Interest hereunder and shall then be applied to the unpaid Principal hereunder.

4.3     Pre-Payment Fee. If, prior to becoming Current and prior to the Maturity Date, a Corporate Transaction occurs and Maker pre-pays in full the unpaid Principal and accrued and unpaid Interest thereon, then, in addition to such pre-payment, Maker shall pay to Holder a one-time fee equal to Eighty Thousand United States dollars (U.S.$80,000.00). “Corporate Transaction” means the consummation of the sale, transfer or other disposition, in a single transaction or series of related transactions, outside of Maker’s ordinary course of business, of the assets (including, without limitation, the capital stock of Maker’s subsidiaries), properties (including, without limitation, Maker’s subsidiary’s real property located in Wynwood, Florida) or securities of Maker or its subsidiaries, or similar transaction(s), in which the net proceeds of such transaction(s) paid to Maker or its subsidiaries exceed the unpaid Principal and accrued and unpaid Interest thereon.

5.            Representations and Warranties of Maker. Maker hereby represents and warrants to Holder as follows:

5.1     Due Organization. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2     Authorization and Enforceability. Except for the authorization and issuance of the conversion shares of Common Stock underlying this Note, all corporate action has been taken on the part of Maker and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, Maker has taken all corporate action required to make all of the obligations of Maker reflected in the provisions of this Note valid and enforceable in accordance with its terms.

5.3     NO OTHER REPRESENTATIONS. EXCEPT AS SET FORTH IN THIS SECTION 5, NO REPRESENTATIONS OR WARRANTIES, ORAL OR OTHERWISE, HAVE BEEN MADE TO HOLDER BY MAKER OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES, OR ANY OTHER PERSON, AND IN ENTERING INTO THIS TRANSACTION HOLDER IS NOT RELYING UPON ANY INFORMATION, OTHER THAN THE TERMS OF THIS NOTE AND ANY OTHER WRITTEN INFORMATION PROVIDED TO HOLDER AT HOLDER’S REQUEST BY MAKER.

6.            Representations and Warranties of Holder. Holder hereby represents and warrants to Maker as follows:

6.1     Due Organization. Holder is a company duly organized, validly existing and in good standing under the laws of Germany.

6.2    Authorization and Enforceability. Holder has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3     Purchase Entirely for Own Account. This Note (and the conversion shares of Common Stock underlying this Note) has been purchased by Holder for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder does not have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer, or grant participation to any individual or entity with respect to this Note or such Common Stock.

6.4      Disclosure of Information. Holder acknowledges that it has received all the information that it has requested in connection with this Note and such Common Stock. Holder further represents that it has had an opportunity to ask questions and receive answers from Maker, as well as to consult their own legal, tax and other advisors, regarding the information provided and the terms and conditions of this Note and such Common Stock.

6.5     Investment Experience. Holder is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated hereby and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.

6.6     Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

6.7     Restricted Securities. Holder understands that this Note and such Common Stock have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that this Note and such Common Stock are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Holder must hold this Note and such Common Stock indefinitely unless they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that Maker has no obligation to register or qualify this Note or such Common Stock for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for this Note and such Common Stock, and on requirements relating to Maker which are outside of Holder’s control, and which Maker is under no obligation, and may not be able, to satisfy.

7.            Events of Default. If one or more of the following described events shall have occurred, then this Note shall be in default (each, a “Default”):

7.1     Maker fails to make the payment of Principal or of Interest on this Note on, or within five (5) business days after, the date upon which such payment becomes due; or

7.2     Maker (a) becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due, (b) applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian therefor or any property or asset thereof, (c) makes a general assignment for the benefit of creditors, (d) in the absence of such application, consent or acquiescence, a trustee, has a receiver or other custodian is appointed therefor or for a substantial part of the property or assets thereof and is not discharged within sixty (60) calendar days or (e) has any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, commenced in respect thereof, and if such case or proceeding is not commenced thereby, it is consented to or acquiesced in thereby, or remains undismissed for sixty (60) calendar days.

8.           Default Remedies. Upon the occurrence of a Default, the entire unpaid Principal, together with accrued and unpaid Interest, shall be immediately due and payable without notice or demand and, while in Default, all amounts due under this Note shall bear interest at the rate equal to the lesser of twelve percent (12%) per annum or the highest rate permitted to be charged by applicable law. In addition, Maker agrees to pay the costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, in the event of a Default, whether or not a lawsuit is brought.

9.            Miscellaneous.

9.1     Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if the notice is addressed to the party to be notified at the party’s mailing address or facsimile number set forth below each party’s signature or as subsequently modified by written notice.

9.2     Liability. Maker waives demand, presentment, protest, dishonor and notice of maturity, non-payment or protest and all other requirements to hold Maker liable. Maker shall raise no defenses other than that payment has been made. Maker shall not raise any claims of set off in any action or proceeding.

9.3     Business Days. If payment of Principal or Interest on this Note becomes due on a Saturday, Sunday or other legal holiday on which banks in the State of Florida are closed, then the due date shall be extended to the next succeeding business day.

9.4     Severability. If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

9.5     Legends. Holder understands and acknowledges that the conversion shares of Common Stock underlying this Note may bear the following legend, among others:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

9.6     Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any prior arrangement or agreement, written or oral.

9.7     Amendment. This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the parties.

9.8     Assignment. Neither Maker nor Holder shall assign this Note, or any of its respective rights or obligations hereunder, without the prior written consent of the other, which consent may be withheld in such other’s sole and absolute discretion for any reason or no reason whatsoever.

9.9     Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provisions.

9.10    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE COMMON STOCK OR THE SUBJECT MATTER HEREOF.

9.11     Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

9.12     Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.13     Waiver. A delay by Holder in exercising a right or remedy shall not constitute a waiver thereof. No waiver by Holder of any default hereunder shall be deemed to constitute a waiver of any subsequent default. No exercise of any right or remedy hereunder shall preclude the exercise of any other right or remedy which Holder may have in law or in equity to enforce the paying of this Note or the collection thereof. Maker expressly agrees that the maturity of this Note, or any payment hereunder, may be extended by Holder from time to time without in any way affecting the liability of Maker.

9.14     Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the day and year first above written.

ERBA Diagnostics, Inc., a Delaware corporation

By:	/s/	David Barka
David Barka,
Interim Chief Executive Officer

Address:	14100 NW 57th Court
Miami Lakes, FL 33014 Attention: David Barka, Interim CEO Facsimile: (619) 660-6970

ACKNOWLEDGED AND AGREED:

Erba Diagnostics Mannheim GmbH,

a company organized under the laws of Germany

By:	/s/	Suresh Vazirani
Suresh Vazirani,
Chief Executive Officer and Managing Director
Date: July 31, 2018

Address:	8 Chandivali Studio Road, Andheri (E), Mumbai – 400 072 India Facsimile: (+91) 22 2857 3030

Exhibit A

Existing Promissory Notes

Grid Promissory Note, dated as of November 28, 2016, made by Maker in favor of Holder in the maximum principal amount of U.S.$1,000,000.

Promissory Note, dated as of June 16, 2017, made by Maker in favor of Holder in the maximum principal amount of U.S.$750,000.

Promissory Note, dated as of September 28, 2017, made by Maker in favor of Holder in the maximum principal amount of U.S.$500,000.

Promissory Note, dated as of February 28, 2018, made by Maker in favor of Holder in the maximum principal amount of U.S. $500,000.